UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2020

MidWestOne Financial Group, Inc.

(Exact name of registrant as specified in charter)

Iowa	001-35968	42-1206172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 South Clinton Street

Iowa City, Iowa 52240

(Address of principal executive offices) (Zip code)

(319) 356-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MOFG	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2020, MidWestOne Financial Group, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $65.0 million in aggregate principal amount of its 5.75% fixed-to-floating rate subordinated notes due 2030 (the “Notes”). The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount. The Company intends to use the net proceeds it received from the sale of the Notes for general corporate purposes and to support its organic growth plans, including maintaining its regulatory capital ratios. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

The Notes were issued under an Indenture, dated July 28, 2020 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes are not subject to any sinking fund and are not convertible into or exchangeable, other than pursuant to the Exchange Offer (as defined below), for any other securities or assets of the Company or any of its subsidiaries.

The Notes have a stated maturity of July 30, 2030, are redeemable by the Company at its option, in whole or in part, on or after July 30, 2025, and in whole but not in part, at any time upon the occurrences of certain events. Prior to July 30, 2025, the Company may redeem the Notes, in whole but not in part, only under certain limited circumstances set forth in the Indenture. On or after July 30, 2025, the Company may redeem the Notes, in whole or in part, at its option, on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption. The Notes are not subject to redemption at the option of the holder.

The Notes will bear interest at a fixed rate of 5.75% per year, from and including July 28, 2020 to, but excluding, July 30, 2025. From and including July 30, 2025 to, but excluding the maturity date or early redemption date, the interest rate will reset quarterly at a variable rate equal to the then current three-month term SOFR (as defined in the Indenture) plus 568 basis points. As provided in the Notes, the interest rate on the Notes during the applicable floating rate period may be determined based on a rate other than three-month term SOFR.

Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, subordinated obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company, and rank junior in right of payment to the Company’s current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. On July 28, 2020, in connection with the sale and issuance of the Notes and the entry into the Purchase Agreement with the Purchasers, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Notes (the “Exchange Offer”). Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay additional interest to the holders of the Notes.

The form of Purchase Agreement, the form of Registration Rights Agreement, the Indenture and the form of Note are attached as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes are summaries and are qualified in their entirety by reference to the full text of such documents.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On July 28, 2020, the Company issued a press release announcing the completion of the offering of the Notes, a copy of which is furnished herewith as Exhibit 99.1.

In connection with the offering of the Notes, the Company delivered an investor presentation to potential investors on a confidential basis, which contemplated an anticipated offering of $50.0 million of the Notes, a copy of which is furnished herewith as Exhibit 99.2. The investor presentation includes certain preliminary estimates regarding the Company’s financial results as of and for the quarter ended June 30, 2020, and such estimates should not be relied upon.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including but not limited to statements about the anticipated use of net proceeds from the offering, the Exchange Offer and other matters. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this Report are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Report. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this Report include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this Report, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

4.1	Indenture, dated July 28, 2020, by and between MidWestOne Financial Group, Inc. and U.S. Bank National Association, as trustee.

4.2	Forms of 5.75% Fixed-to-Floating Rate Subordinated Note due 2030 (included as Exhibit A-1 and Exhibit A-2 to the Indenture filed as Exhibit 4.1 hereto).

10.1	Form of Subordinated Note Purchase Agreement, dated July 28, 2020, by and among MidWestOne Financial Group, Inc. and the Purchasers.

10.2	Form of Registration Rights Agreement, dated July 28, 2020, by and among MidWestOne Financial Group, Inc. and the Purchasers.

99.1	Press Release of MidWestOne Financial Group, Inc., dated July 28, 2020.

99.2	Investor Presentation of MidWestOne Financial Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2020	MidWestOne Financial Group, Inc.

	By:	/s/ Barry S. Ray
Barry S. Ray
Senior Executive Vice President and Chief Financial Officer